EXHIBIT 99

NEWS RELEASE FROM.


Reading & Bates Corporation            Falcon Drilling Company,Inc.
901 Threadneedle, Suite 200            1900 West Loop South, Suite 1800
Houston, Texas 77079                   Houston, Texas 77027
Telephone: 281/496-5000                Telephone: 713/623-8984
________________________________________________________________________

FOR IMMEDIATE RELEASE

Contacts:

Charles R. Ofner                             Robert F. Fulton
Reading & Bates Corporation                  Falcon Drilling Company
(281) 496-5000                               (713) 623-8984


                    Reading & Bates and Falcon Drilling
                  Announce Shareholder Approval of Merger


Houston, Texas, December 23, 1997- Reading & Bates Corporation (NYSE: RB) and Falcon Drilling Company, Inc. (NYSE: FLC) announced that on December
23, 1997, the shareholders of both companies approved the business combination of the companies. The combination will become effective on December 31, 1997, at which time Reading & Bates and Falcon will become wholly owned subsidiaries of R&B Falcon Corporation. Shares of R&B Falcon Corporation will begin trading on January 2, 1998, on the New York Stock Exchange under the symbol "FLC".

R&B Falcon Corporation will operate the world's largest fleet of marine-based drilling rigs for the international oil and gas industry. The combined rig fleet includes twelve drillships (including seven under construction), eleven semisubmersible rigs, two tender rigs and fifty-five barge drilling and workover rigs. Including units committed under long-term contract, but not yet in service, R&B Falcon will actively market ninety-six of these units in the offshore and inland waters worldwide. R&B Falcon will also operate an inland marine towing and service business.

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